SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 09/30/09
                         RUN DATE: 10/23/09 09:52 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        3

FORM 13F INFORMATION TABLE ENTRY TOTAL:   2,073

FORM 13F INFORMATION TABLE VALUE TOTAL:   $19,469,131,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   FORM 13F FILE NUMBER   NAME

1     028-10894		     GABELLI FUNDS, LLC
2     028-10598              GABELLI SECURITIES, INC.
3     028-13534              TETON ADVISORS, INC.